InfuSystem Holdings Reports $9.2 Million of Revenue and $3.1 Million of Adjusted EBITDA for the Second Quarter of 2009

MADISON HEIGHTS, MI -- (Marketwire - August 11, 2009) - InfuSystem Holdings, Inc. (OTCBB: INHI) (OTCBB: INHIW) (OTCBB: INHIU), the leading provider of ambulatory infusion pumps and associated clinical services, today announced financial results and provided a business update for the second quarter ended June 30, 2009.

Revenue for the second quarter ended June 30, 2009 was $9.2 million, a 4% improvement compared to $8.8 million for the same period in 2008. The increase in revenue was a result of obtaining business at new customer facilities and increased reimbursement.

Mr. Steve Watkins, Chief Executive Officer, commented, "During the second quarter, we implemented a number of broad strategic changes within our organization that position us for the future and significantly enhance our long-term prospects. Foremost among these was a substantial reorganization of our sales force, led by our new chief commercial officer, Bryan Russo. In addition, we have taken steps to improve our operational efficiency. We are confident these changes will have a lasting and positive impact."

Mr. Watkins continued, "Another important development during the quarter was our accreditation from the Community Health Accreditation Program (CHAP). All durable medical equipment (DME) suppliers are required by the Centers for Medicare and Medicaid Services (CMS) to obtain accreditation by September 30, 2009 in order to retain their Medicare Part B DME supplier number allowing them to receive reimbursement on submitted claims."

"We continue to generate strong cash flow, as evidenced by $3.1 million of adjusted EBITDA for the second quarter of 2009. This strong cash flow has allowed us to reduce our term note by over $6.9 million since the beginning of 2009. Looking ahead, we remain confident in the long-term outlook for the company and the industry."

Financial Results

Revenue for the second quarter ended June 30, 2009 was $9.2 million, a 4% improvement compared to $8.8 million for the same period in 2008. Operating income for the second quarter of 2009 was $1.3 million versus operating income of $1.1 million for the same period in 2008. The increase in operating income for the second quarter of 2009 was primarily due to revenue growth, which was partially offset by an increase in selling and marketing expenses.

The net income for the second quarter of 2009 was $2.8 million, or $0.15 per diluted share, compared to a net loss of ($1.8) million or ($0.10) per diluted share, for the same period in 2008. The net income for the second quarter of 2009 included a $2.0 million gain on derivative financial instruments, which was predominantly attributable to the decrease in the publicly traded value of the Company's warrants during the quarter, compared to a ($1.9) million loss on derivative financial instruments in the second quarter of 2008.

Adjusted EBITDA for the second quarter ended June 30, 2009 was $3.1 million, compared to $3.2 million for the same period in 2008. Adjusted EBITDA was impacted in the quarter as a result of our sales force reorganization. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and excludes gain (loss) on derivative financial instruments and stock-based compensation. Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company believes the presentation of Adjusted EBITDA is a relevant and useful measure to assist a reader's ability to understand the Company's operating performance. The Company's management likewise utilizes Adjusted EBITDA as a means to measure its operating performance. Reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Total cash and cash equivalents were $5.4 million at the end of the second quarter, compared to $11.5 million at the end of 2008. At the end of the second quarter, InfuSystem had $23.7 million of debt outstanding, compared to $30.7 million at year end 2008.

Conference Call

The company will host an investor conference call today at 4:30 p.m. ET to discuss its financial results for the second quarter 2009. The investor conference call will be available via live webcast on InfuSystem's website at www.infusystem.com in the Investors section. To participate by telephone, the dial-in number is (888) 500-6974. The access code is 1747857. Investors are advised to dial into the call at least ten minutes prior to the call to register. A replay of the call can be accessed by dialing (888) 203-1112, confirmation number 1747857. An online archive of the conference call will remain on the Company's website for at least 90 days after the call.

About InfuSystem Holdings, Inc.

InfuSystem is the leading provider of ambulatory infusion pumps and associated clinical services for oncology practices and their patients in the U.S. These pumps allow for the gradual delivery of a drug over a period of days in the privacy of one's home, compared to bolus infusion chemotherapy treatments that are given in a single high dose over a short period of time. Improved efficacy of the drugs, patient comfort, reimbursement to doctors for appropriate services and continuity of care all play a role in the growing trend toward this form of treatment. InfuSystem's pumps are primarily used for colorectal cancer, but they have been approved for other forms of cancer, thereby greatly enhancing the market opportunity for InfuSystem.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in InfuSystem's publicly filed documents.

                          INFUSYSTEM HOLDINGS, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                 June 30,    December 31,
 (in thousands, except share data)                 2009          2008
                                               ------------  -------------
                                                (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                    $      5,364  $      11,513
  Accounts receivable, less allowance for
   doubtful accounts of $1,564 and $1,552 at
   June 30, 2009 and December 31, 2008,
    respectively; June 30, 2009 and
   December 31, 2008 include $8 and $72 due
    from I-Flow, respectively                         4,977          4,168

  Accounts receivable - federal income taxes          1,317              -
  Inventory                                             774            391
  Prepaid expenses and other current assets             804            676
                                               ------------  -------------
    Total Current Assets                             13,236         16,748
Property & equipment, net                            12,445         10,878
Deferred debt issuance costs, net                     1,011          1,276
Goodwill                                             56,580         56,580
Intangible assets, net                               29,825         30,738
Other assets                                             18
                                               ------------  -------------
  Total Assets                                 $    113,115  $     116,220
                                               ============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                             $      2,101  $       1,012
  Deferred income taxes                                  54             55
  Other current liabilities                           1,495            939
  Derivative liabilities                              3,229          2,592
  Current portion of long-term debt; June 30,
   2009 and December 31, 2008 include $3,270
   and $8,565 payable to I-Flow, respectively         3,353          8,644
                                               ------------  -------------
    Total Current Liabilities                        10,232         13,242
Long-term debt, net of current portion; June 30,
 2009 and December 31, 2008 include $20,050 and
 $21,685 payable to I-Flow, respectively             20,344         22,025
Deferred income taxes                                 1,668            880
                                               ------------  -------------
  Total Liabilities                            $     32,244  $      36,147
                                               ------------  -------------
Stockholders' Equity
Preferred stock, $.0001 par value: authorized
 1,000,000 shares; none issued                                           -
Common stock, $.0001 par value; authorized
  200,000,000 shares; issued 18,635,671 and
  18,512,671, respectively; outstanding
  18,635,671 and 17,278,626, respectively                 2              2
Additional paid-in capital                           81,337         80,792
Retained deficit                                       (468)          (721)
                                               ------------  -------------
Total Stockholders' Equity                           80,871         80,073
                                               ------------  -------------
  Total Liabilities and Stockholders' Equity   $    113,115  $     116,220
                                               ============  =============

                          INFUSYSTEM HOLDINGS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)

                              Three Months Ended      Six Months Ended
                                   June 30,                June 30,
(in thousands, except per   ----------------------  ----------------------
 share data)                   2009        2008        2009        2008
                            ----------  ----------  ----------  ----------

Net revenues                $    9,173  $    8,835  $   18,400  $   17,365

Operating expenses:
  Cost of Revenues --
   Product and supply costs      1,384       1,377       2,654       2,842
  Cost of Revenues -- Pump
   depreciation                    894         967       1,734       1,930
  Provision for doubtful
   accounts                        875         914       1,844       1,775
  Amortization of
   intangibles                     457         457         914         914
  Selling and marketing          1,419       1,193       2,739       2,270
  General and
   administrative                2,800       2,848       5,910       6,034
                            ----------  ----------  ----------  ----------
    Total Operating Expenses     7,829       7,756      15,795      15,765
                            ----------  ----------  ----------  ----------
Operating income                 1,344       1,079       2,605       1,600
 Other income (loss):
  Gain (loss) on
   derivatives                   2,006      (1,947)       (636)      3,284
  Interest income                    1           -           4           3
  Interest expense                (852)       (933)     (1,841)     (1,891)
                            ----------  ----------  ----------  ----------
    Total other income (loss)    1,155      (2,880)     (2,473)      1,396
                            ----------  ----------  ----------  ----------

 Income (loss) before
  income taxes                   2,499      (1,801)        132       2,996
 Income tax benefit                261           -         121           -
                            ----------  ----------  ----------  ----------
   Net income (loss)             2,760      (1,801)        253       2,996
                            ----------  ----------  ==========  ==========

 Net income (loss) per share:
    Basic                         0.15       (0.10)       0.01        0.17
    Diluted                       0.15       (0.10)       0.01        0.16
 Weighted average shares
  outstanding:
    Basic                   18,566,748  17,996,437  18,549,389  17,410,366
    Diluted                 18,943,962  17,996,437  18,915,995  18,442,363

                       INFUSYSTEM HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)

                                                   Six Months Ended June 30
                                                    ----------------------
(in thousands)                                        2009        2008
                                                    ----------  ----------

OPERATING ACTIVITIES
Net Income                                                 253       2,996
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Loss (gain) on derivative liabilities                    636      (3,284)
  Provision for doubtful accounts                        1,844       1,775
  Depreciation                                           1,886       2,016
  Amortization of intangible assets                        914         914
  Amortization of deferred debt issuance costs             264         338
  Loss on disposal of assets                               207         302
  Stock-based compensation                                 545         687
 Deferred income taxes                                     787           -
Changes in current assets and liabilities:
  (Increase) decrease in accounts receivable, net
   of provision                                         (2,653)        104
  Increase in accounts receivable - federal income
   taxes                                                (1,317)          -
  (Increase) decrease in prepaid expenses and other
   current assets                                         (511)        830
  Increase (decrease) in accounts payable and other
   current liabilities                                     657        (747)
                                                    ----------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                3,512       5,931
                                                    ----------  ----------

INVESTING ACTIVITIES
 Capital expenditures                                   (2,672)       (575)
  Proceeds from sale of property                             1           -
  Other assets                                             (18)          -
  Payment of deferred acquisition costs                      -        (105)
                                                    ----------  ----------
NET CASH USED IN INVESTING ACTIVITIES                   (2,689)       (680)
                                                    ----------  ----------

FINANCING ACTIVITIES
  Principal payments on term loan                       (6,929)       (818)
  Principal payments on capital lease obligation           (43)        (20)
                                                    ----------  ----------
NET CASH USED IN FINANCING ACTIVITIES                   (6,972)       (838)
                                                    ----------  ----------

Net change in cash and cash equivalents                 (6,149)      4,413
Cash and cash equivalents, beginning of period          11,513       3,960
                                                    ----------  ----------
Cash and cash equivalents, end of period                 5,364       8,373
                                                    ==========  ==========

                           INFUSYSTEM HOLDINGS, INC.
                             GAAP RECONCILIATION
                                 (UNAUDITED)

                                                      Three Months Ended
Reconciliation from Net Income to Adjusted EBITDA:         June 30,
                                                    ----------------------
                                                       2009        2008
                                                    ----------  ----------
Net Income                                          $    2,760  $   (1,801)
Adjustments:
  Interest expense                                         852         933
  Interest income                                           (1)          -

  Income tax benefit                                      (261)          -
  Depreciation -- Pumps                                    894         967
  Depreciation -- Other                                    121          45
  Amortization                                             457         457
                                                    ----------  ----------
EBITDA                                              $    4,822  $      601
                                                    ----------  ----------
Adjustments:
  Loss (gain) on derivatives                            (2,006)      1,947
  Stock based compensation                                 267         687
                                                    ----------  ----------
Adj. EBITDA                                         $    3,083  $    3,235
                                                    ==========  ==========

Investor Contacts:
Asher Dewhurst
Bob East
Westwicke Partners
Tel: (443) 213-0500